                                                                    Exhibit 4.20

                                                                  EXECUTION COPY
                               FOURTH AMENDMENT TO
                         POST-PETITION CREDIT AGREEMENT
                            AND CONSENT OF GUARANTORS

                  This FOURTH AMENDMENT TO POST-PETITION CREDIT AGREEMENT AND
CONSENT OF GUARANTORS (this "Amendment") is dated as of March 17, 2003 and entered into by and among KAISER ALUMINUM CORPORATION, a Delaware corporation, as debtor and debtor-in-possession (the "Parent Guarantor"), KAISER ALUMINUM &
CHEMICAL CORPORATION, a Delaware corporation, as debtor and debtor-in-possession
(the "Company"), the banks and other financial institutions signatory hereto that are parties as Lenders to the Credit Agreement referred to below (the
"Lenders"), BANK OF AMERICA, N.A., as administrative agent and collateral agent
(in such capacity, the "Agent") for the Lenders, GENERAL ELECTRIC CAPITAL
CORPORATION ("GE Capital") as Documentation Agent, THE CIT GROUP/BUSINESS
CREDIT, INC. ("CIT"), as Co-Syndication Agent, and FOOTHILL CAPITAL CORPORATION
("Foothill"), as Co-Syndication Agent (GE Capital, CIT and Foothill,
collectively, the "Co-Agents").

                                    RECITALS

                  WHEREAS, the Parent Guarantor, the Company, the Lenders, and
the Agent have entered into that certain Post-Petition Credit Agreement dated as of February 12, 2002, as amended by that certain First Amendment to
Post-Petition Credit Agreement and Post-Petition Pledge and Security Agreement
and Consent of Guarantors dated as of March 21, 2002, that certain Second
Amendment to Post-Petition Credit Agreement and Consent of Guarantors dated as of March 21, 2002, that certain Third Amendment to Post-Petition Credit
Agreement, Second Amendment to Post-Petition Pledge and Security Agreement and
Consent of Guarantors dated as of December 19, 2002 and as further modified by that certain Waiver and Consent With Respect to Post-Petition Credit Agreement
dated as of October 9, 2002 and that certain Second Waiver and Consent With
Respect to Post-Petition Credit Agreement dated as of January 13, 2003 (the
"Second Waiver") (as so amended and modified, the "Credit Agreement";
capitalized terms used in this Amendment without definition shall have the meanings given such terms in the Credit Agreement);

                  WHEREAS, the members of the Controlled Group had an obligation to make a special liquidity contribution to the trust established under the
Kaiser Aluminum Salaried Employees Retirement Plan in the amount of approximately $17,000,000 on January 15, 2003 (the "January Liquidity
Contribution") and failed to make such payment;

                  WHEREAS, as a result of the failure to make the January
Liquidity Contribution when due, a Lien in favor of the PBGC would, unless stayed under the Bankruptcy Code or other applicable law, be imposed under ERISA and the Code on all of the assets of the members of the Controlled Group;

                  WHEREAS, on April 15, 2003, and on certain quarterly
contribution dates thereafter, the members of the Controlled Group may have further obligations to make certain Future Minimum Funding and Liquidity
Contributions (as hereinafter defined) and failure to make such Future Minimum
Funding and Liquidity Contributions would also result in the imposition under
ERISA and the Code of a Lien on all of the assets of the members of the
Controlled Group, unless such Lien were stayed under the Bankruptcy Code or other applicable law;

                  WHEREAS, failure to make the January Liquidity Contribution and the Future Minimum Funding and Liquidity Contributions may result in the imposition of certain taxes, and failure to pay such taxes would also result in the creation of a Lien on the assets of the members of the Controlled Group, unless such Lien were stayed under the Bankruptcy Code or other applicable law;

                  WHEREAS, since February 12, 2002, and prior to the date the
January Liquidity Contribution was due, certain additional Subsidiaries have become debtors in cases filed under Chapter 11 of the Bankruptcy Code, which have been administratively consolidated with the Chapter 11 cases of the Debtors
(the "New Debtors");

                  WHEREAS, as a result of the automatic stay under section 362 of the Bankruptcy Code, the imposition and perfection of the Liens resulting from the failure to make the January Liquidity Contribution and the Future
Minimum Funding and Liquidity Contributions and/or to pay the taxes associated therewith are stayed as to the Debtors and New Debtors;

                  WHEREAS, pursuant to that certain Stipulation and Order
Extending Automatic Stay to Certain Nondebtor Subsidiaries entered in the
Bankruptcy Cases on January 27, 2003 (the "Stipulation"), the imposition and perfection of such Liens are also stayed as to Trochus and VALCO through
December 31, 2003;

                  WHEREAS, the imposition and perfection of such Liens are not stayed as to members of the Controlled Group that are not Debtors or New Debtors
(with the exception of VALCO and Trochus); and

                  WHEREAS, as contemplated by the Second Waiver, the parties hereto wish to amend the Credit Agreement to incorporate certain modifications to the Credit Agreement contained in the Second Waiver and to make the other modifications contained herein;

                  NOW THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the Parent Guarantor, the Company, the Lenders, and the Agent agree as follows:

                  1. AMENDMENTS TO CREDIT AGREEMENT. Subject to the conditions and upon the terms set forth in this Amendment, the Credit Agreement is hereby amended as follows:

                  1.1      AMENDMENTS TO SECTION 1.1 (DEFINITIONS).

                  (a)   The definitions of "AJI", "Alwis", "KBC", "KEC", "KJC",
and "Kaiser Canada" are amended to add the following at the end of each such definition: " as debtor and debtor-in-possession under Chapter 11 of the
Bankruptcy Code."

                  (b)   The definition of "Bankruptcy Case(s)" is amended to add
at the end thereof "and the Chapter 11 cases filed by the New Domestic Debtors and the New Canadian Debtors."

                  (c)   The definition of "Debtor" is deleted in its entirety
and replaced with the following:

                  "Debtor" means each of the Company, each Secured Guarantor, each New Domestic Debtor and each New Canadian Debtor, and
                  "Debtors" means all of them collectively.

                  (d)   The definition of "Petition Date" is deleted in its
entirety and replaced with the following:

                  "Petition Date" means as to any Debtor or any Bankruptcy Case, the date on which the applicable Bankruptcy Case was commenced with the Bankruptcy Court.

                  (e)   The definition of "Subsidiary Guaranty" is deleted in
its entirety and replaced with the following:

                  "Subsidiary Guaranty" means the guaranty executed and
                  delivered by any Subsidiary of the Company on the Effective
                  Date, or by the New Domestic Debtors pursuant to the Fourth
                  Amendment, or by any other Subsidiary pursuant to Section
                  9.1.10, as amended, supplemented, restated, or otherwise
                  modified from time to time in accordance with the provisions hereof or thereof.

                  (f)   The definition of "Unsecured Guarantor" is deleted in
its entirety and replaced with the following:

                  "Unsecured Guarantor" means each of the New Domestic Debtors and "Unsecured Guarantors" means all them collectively.

                  (g)   The following definitions are added in the proper
alphabetical order:

                  "Fourth Amendment" means the Fourth Amendment to Post-Petition
                  Credit Agreement and Consent of Guarantors dated as of March
                  17, 2003 among the Parent Guarantor, the Company, the Lenders and the Agent.

                  "January Liquidity Contribution" means the special liquidity contribution required to be made by the members of the
                  Controlled Group under the Salaried Pension Plan in the amount of approximately $17,000,000 on January 15, 2003.

                  "Future Minimum Funding and Liquidity Contributions" means the minimum funding and additional liquidity contributions which may be required to be made after January 15, 2003 by the
                  members of the Controlled Group under ERISA to the trust
                  established under the Salaried Pension Plan and other defined benefit plans of the Controlled Group.

                   "Kaiser Center Properties" means Kaiser Center Properties, a
                  California partnership, as debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code.

                  "KAE Trading" means KAE Trading, Inc., a Delaware corporation, as debtor and debtor-in-possession under Chapter 11 of the
                  Bankruptcy Code.

                  "Kaiser Canada Investment Limited" means Kaiser Aluminum &
                  Chemical Canada Investment Limited, an Ontario corporation, as debtor and debtor-in-possession under Chapter 11 of the
                  Bankruptcy Code.

                  "KCI" means Kaiser Center, Inc., a California corporation, as debtor and debtor-in-possession under Chapter 11 of the
                  Bankruptcy Code.

                  "New Canadian Debtor" means each of Kaiser Canada, Kaiser
                  Canada Investment Limited and Texada Mines, and "New Canadian
                  Debtors" means all of them collectively.

                  "New Domestic Debtor" means, each of AJI, Alwis, KAE Trading,
                  Kaiser Center Properties, KBC, KCI, KEC, and KJC and "New
                  Domestic Debtors" means all of them collectively.

                  "Permitted PBGC Liens" means (a) unperfected Liens, if any, imposed under ERISA and the Code on assets of the Debtors,
                  Trochus or VALCO as a result of (x) the failure to make the
                  January Liquidity Contribution and the Future Minimum Funding
                  and Liquidity Contributions on or before the dates when due or the failure to pay any taxes imposed in connection therewith or (y) the termination of any Pension Plan; and (b) perfected or unperfected Liens imposed under ERISA and the Code on
                  assets of members of the Controlled Group other than any
                  Debtor, Trochus or VALCO as a result of (x) the failure to make the January Liquidity Contribution and the Future Minimum
                  Funding and Liquidity Contributions on or before the dates when due or the failure to pay any taxes imposed in connection therewith or (y) the termination of any Pension Plan.

                  "Salaried Pension Plan" means the Kaiser Aluminum Salaried
                  Employees Retirement Plan.

                  "Second Waiver" means that certain Second Waiver and Consent with Respect to Post-Petition Credit Agreement dated as of
                  January 13, 2003 among the Company, the Parent Guarantor, the
                  Lenders and the Agent.

                  "Texada Mines" means Texada Mines Ltd., a British Columbia corporation, as debtor and debtor-in-possession under Chapter
                  11 of the Bankruptcy Code.

                  1.2      AMENDMENT TO SECTION 8.12 (PENSION AND WELFARE
PLANS).  Section 8.12 of the Credit Agreement is deleted in its entirety and replaced by the following:

                  "SECTION 8.12 PENSION AND WELFARE PLANS. During the
                  twelve-consecutive-month period prior to the date of the
                  execution and delivery of this Agreement and prior to the date of each Credit Extension hereunder, (a) no actions have been taken by the Parent Guarantor, the Company, any member of
                  their Controlled Groups, or any other Person (with the
                  requisite authority to act) to terminate any Pension Plan that has insufficient assets to satisfy all benefit liabilities thereunder (within the meaning of section 4001(a)(16) of
                  ERISA), which termination is sufficient to give rise to a Lien on assets of any Controlled Group member under section 4068 of
                  ERISA and (b) no contribution failure has occurred with
                  respect to any Pension Plan sponsored or maintained by any
                  Controlled Group member sufficient to give rise to a Lien on assets of any Controlled Group member under Section 302(f) of
                  ERISA, other than, with respect to the foregoing clauses (a)
                  and (b), Permitted PBGC Liens, which failure has not been
                  cured within 30 days of the applicable due date. Item 7
                  ("Employee Benefit Plans") of the Disclosure Schedule lists all Welfare Plans of the Parent Guarantor, the Company, or any
                  of their Domestic Subsidiaries."

                  1.3   AMENDMENT TO SECTION 9.2.3 (LIENS). Section 9.2.3 of the
Credit Agreement is amended to (a) delete the reference in the first sentence thereof to "clauses (a), (b), (e) and (h)" and replace it with "clauses (a),
(b), (e), (h) and (y)" and (b) add the following clause (y) at the end of such
Section:

                  "(y) the Permitted PBGC Liens."

                  1.4   AMENDMENT TO SECTION 9.2.22 (CHAPTER 11 CLAIMS). Section
9.2.22 is amended to delete the two references to "Secured Guarantors" and to replace them with "other Debtors".

                  1.5   AMENDMENT TO SECTION 10.1.8 (PENSION PLANS).  Section
10.1.8 is deleted in its entirety and replaced with the following:

                  SECTION 10.1.8. PENSION PLANS. A contribution failure occurs with respect to any Pension Plan sufficient to give rise to a
                  Lien (other than the Permitted PBGC Liens) against any assets of any Controlled Group member under section 302(f) of ERISA in an amount in excess of $1,000,000, which failure has not been completely cured within 30 days of the applicable due date.

                  1.5 AMENDMENT TO SECTION 12.9(C). Section 12.9(c) is amended to change the name of the agent for service of process to "Jones Day, 222 East
41st Street, New York, New York 10017 (Attention: Michael R. Bassett)".

                  2.  REPRESENTATIONS AND WARRANTIES OF PARENT GUARANTOR AND THE
COMPANY. Each of the Parent Guarantor and the Company represents and warrants to each Lender and the Agent that the following statements are true, correct and complete:

                  2.1 POWER AND AUTHORITY. Each of the Parent Guarantor, the
Company and each other Obligor has all corporate or other organizational power and authority to enter into this Amendment and, as applicable, the Consent of
Guarantors attached hereto (the "Consent"), and to carry out the transactions contemplated by, and to perform its obligations under or in respect of, the
Credit Agreement, as amended hereby.

                  2.2 DUE AUTHORIZATION, NON-CONTRAVENTION. The execution,
delivery and performance by the applicable Obligor of this Amendment and the
Consent and the performance of the obligations of each Obligor under or in respect of the Credit Agreement as amended hereby have been duly authorized by all necessary corporate or other organizational action, and do not (a)
contravene such Obligor's Organic Documents, (b) contravene any contractual restriction entered into after the Petition Date where such a contravention has a reasonable possibility of having a Materially Adverse Effect, or contravene any law or governmental regulation or court order binding on or affecting such
Obligor, or (c) result in, or require the creation or imposition of, any Lien on any of such Obligor's properties.

                  2.3 EXECUTION, DELIVERY AND ENFORCEABILITY. This Amendment and
the Consent have been duly executed and delivered by each Obligor which is a party thereto and constitute the legal, valid and binding obligations of such
Obligor, enforceable in accordance with their terms.

                  2.4 NO DEFAULT OR EVENT OF DEFAULT. After giving effect to this Amendment, no event has occurred and is continuing or will result from the execution and delivery of this Amendment or the Consent that would constitute a
Default or an Event of Default.

                  2.5 REPRESENTATIONS AND WARRANTIES, ETC. All of the conditions set forth in Section 7.4, giving effect to this Amendment, have been met on and as of the date hereof and as of the effective date of this Amendment.

                  3.  CONDITIONS TO EFFECTIVENESS OF THIS AMENDMENT. This
Amendment shall be effective only if and when (a) this Amendment has been signed by, and when counterparts hereof shall have been delivered to the Agent (by hand delivery, mail or telecopy) by, the Parent Guarantor, the Company and the
Required Lenders, and counterparts of the Consent have been delivered to the
Agent by the Guarantors (including each New Domestic Debtor); (b) each New
Domestic Debtor shall have executed and delivered to the Agent, for its benefit and the benefit of the Lenders, a Subsidiary Guaranty, in form and substance satisfactory to the Agent (the "New Domestic Debtor Guaranties"); and (c) this
Amendment and the New Domestic Debtor Guaranties, and the granting to the Agent and the Lenders, of Superpriority Claims against the New Domestic Debtors under section 364(c)(1) of the Bankruptcy Code, subject only to the Carve Out, shall have been approved by the Bankruptcy Court in the Chapter 11 Cases, pursuant to an order in form and substance satisfactory to the Agent and its counsel and on notice satisfactory to them, and the Agent shall have received a copy of that order entered by the Bankruptcy Court.

                  4. EFFECT OF AMENDMENT; RATIFICATION. This Amendment is a Loan
Document. From and after the date on which this Amendment becomes effective, all references in the Loan Documents to the Credit Agreement shall mean the Credit
Agreement, as amended hereby. Except as expressly amended hereby, the Credit
Agreement and the other Loan Documents, including the Liens granted thereunder, shall remain in full force and effect, and all terms and provisions thereof are hereby ratified and confirmed. Each of the Parent Guarantor and the Company confirms that as amended hereby, each of the Loan Documents is in full force and effect.

                  5. APPLICABLE LAW. THE VALIDITY, INTERPRETATIONS AND
ENFORCEMENT OF THIS AMENDMENT AND ANY DISPUTE ARISING OUT OF OR IN CONNECTION
WITH THIS AMENDMENT, WHETHER SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE,
SHALL BE GOVERNED BY THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK;
PROVIDED THAT THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER
FEDERAL LAW.

                  6. COMPLETE AGREEMENT. This Amendment sets forth the complete agreement of the parties in respect of any amendment to any of the provisions of any Loan Document. The execution, delivery and effectiveness of this Amendment do not constitute a waiver of any Default or Event of Default, amend or modify any provision of any Loan Document except as expressly set forth herein or constitute a course of dealing or any other basis for altering the Obligations of any Obligor.

                  7. CAPTIONS; COUNTERPARTS. The catchlines and captions herein are intended solely for convenience of reference and shall not be used to interpret or construe the provisions hereof. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by telecopy), all of which taken together shall constitute but one and the same instrument.

                  IN WITNESS WHEREOF, each of the undersigned has duly executed this Fourth Amendment to Post-Petition Credit Agreement and Consent of
Guarantors as of the date set forth above.

"PARENT GUARANTOR"                          KAISER ALUMINUM CORPORATION

                                            By:   /s/ Kerry A. Shiba
                                            Name:     Kerry A. Shiba
                                            Title:    Vice President and
                                                      Treasurer

"THE COMPANY"                               KAISER ALUMINUM & CHEMICAL
                                            CORPORATION

                                            By:   /s/ Kerry A. Shiba
                                            Name:     Kerry A. Shiba
                                            Title:    Vice President and
                                                      Treasurer

                                            BANK OF AMERICA, N.A.,
                                            as the Agent and a Lender

                                            By:   /s/ Robert M. Dalton
                                            Name:     Robert M. Dalton
                                            Title:    Vice President

                                            GENERAL ELECTRIC CAPITAL
                                            CORPORATION, as a Lender

                                            By:   /s/ John L. Dale
                                            Name:     John L. Dale
                                            Title:    Duly Authorized Signatory

                                            FOOTHILL CAPITAL CORPORATION,
                                            as a Lender

                                            By:   /s/ E Kim
                                            Name:     Eunnie Kim
                                            Title:    Asst. Vice President

                                            THE CIT GROUP/BUSINESS CREDIT, INC.,
                                             as a Lender

                                            By:   /s/ Grant Weiss
                                            Name:     Grant Weiss
                                            Title:    Vice President

                                            MERRILL LYNCH BUSINESS FINANCIAL
                                            SERVICES INC., as a Lender

                                            By:   /s/ Michele Kovatchis
                                            Name:     Michele Kovatchis
                                            Title:    Director

                                            PNC BANK, NATIONAL ASSOCIATION,
                                            as a Lender

                                            By:   /s/ Sandra Sha Kenyon
                                            Name:     Sandra Sha Kenyon
                                            Title:    Vice President

                                            GMAC COMMERCIAL FINANCE LLC,
                                            AS SUCCESSOR BY MERGER TO GMAC
                                            BUSINESS CREDIT, LLC
                                            as a Lender

                                            By:   /s/ Thomas Brent
                                            Name:     Thomas Brent
                                            Title:    Vice President

                                            THE PROVIDENT BANK,
                                            as a Lender

                                            By:   /s/ Mary Sue Wolfer
                                            Name:     Mary Sue Wolfer
                                            Title:    Credit Officer

                              CONSENT OF GUARANTORS

Each of the undersigned is a Guarantor of the Obligations of the Company under the Credit Agreement and each other Loan Document and hereby (a) consents to the foregoing Amendment, (b) acknowledges that notwithstanding the execution and delivery of the foregoing Amendment, the obligations of each of the undersigned
Guarantors are not impaired or affected and the Parent Guaranty and the
Subsidiary Guaranty continue in full force and effect, and (c) ratifies the
Parent Guaranty or the Subsidiary Guaranty, as applicable, and each of the Loan
Documents to which it is a party and further ratifies the Security Interests granted by it to the Agent for its benefit and the benefit of the Secured
Parties.

                  IN WITNESS WHEREOF, each of the undersigned has executed and delivered this CONSENT OF GUARANTORS as of the date first set forth above.

                                            AKRON HOLDING CORPORATION

                                            By   /s/ Kerry A. Shiba
                                            Name:    Kerry A. Shiba
                                            Title:   Vice President and
                                                     Treasurer

                                            ALPART JAMAICA INC.

                                            By   /s/ Kerry A. Shiba
                                            Name:    Kerry A. Shiba
                                            Title:   Vice President and
                                                     Treasurer

                                            KAISER ALUMINA AUSTRALIA CORPORATION

                                            By   /s/ Kerry A. Shiba
                                            Name:    Kerry A. Shiba
                                            Title:   Vice President and
                                                     Treasurer

                                            KAISER BELLWOOD CORPORATION

                                            By   /s/ Kerry A. Shiba
                                            Name:    Kerry A. Shiba
                                            Title:   Vice President and
                                                     Treasurer

                                            KAISER ALUMINUM & CHEMICAL
                                            INVESTMENT,  INC.

                                            By   /s/ Kerry A. Shiba
                                            Name:    Kerry A. Shiba
                                            Title:   Vice President and
                                                     Treasurer

                                            KAISER ALUMINIUM INTERNATIONAL, INC.

                                            By   /s/ Kerry A. Shiba
                                            Name:    Kerry A. Shiba
                                            Title:   Vice President and
                                                     Treasurer

                                            KAISER ALUMINUM PROPERTIES, INC.

                                            By   /s/ Kerry A. Shiba
                                            Name:    Kerry A. Shiba
                                            Title:   Vice President and
                                                     Treasurer

                                            KAISER ALUMINUM TECHNICAL
                                            SERVICES, INC.

                                            By   /s/ Kerry A. Shiba
                                            Name:    Kerry A. Shiba
                                            Title:   Vice President and
                                                     Treasurer

                                            KAISER FINANCE CORPORATION

                                            By   /s/ Kerry A. Shiba
                                            Name:    Kerry A. Shiba
                                            Title:   Vice President and
                                                     Treasurer

                                            KAISER JAMAICA CORPORATION

                                            By   /s/ Kerry A. Shiba
                                            Name:    Kerry A. Shiba
                                            Title:   Vice President and
                                                     Treasurer

                                            KAISER MICROMILL HOLDINGS, LLC

                                            By   /s/ Kerry A. Shiba
                                            Name:    Kerry A. Shiba
                                            Title:   Vice President and
                                                     Treasurer

                                            KAISER SIERRA MICROMILLS, LLC

                                            By   /s/ Kerry A. Shiba
                                            Name:    Kerry A. Shiba
                                            Title:   Vice President and
                                                     Treasurer

                                            KAISER TEXAS SIERRA MICROMILLS, LLC

                                            By   /s/ Kerry A. Shiba
                                            Name:    Kerry A. Shiba
                                            Title:   Vice President and
                                                     Treasurer

                                            KAISER TEXAS MICROMILL HOLDINGS, LLC

                                            By   /s/ Kerry A. Shiba
                                            Name:    Kerry A. Shiba
                                            Title:   Vice President and
                                                     Treasurer

                                            OXNARD FORGE DIE COMPANY, INC.

                                            By   /s/ Kerry A. Shiba
                                            Name:    Kerry A. Shiba
                                            Title:   Vice President and
                                                     Treasurer

                                            KAISER ALUMINUM CORPORATION

                                            By   /s/ Kerry A. Shiba
                                            Name:    Kerry A. Shiba
                                            Title:   Vice President and
                                                     Treasurer

                                            ALWIS LEASING LLC

                                            By   /s/ Kerry A. Shiba
                                            Name:    Kerry A. Shiba
                                            Title:   Vice President and
                                                     Treasurer

                                            KAISER BAUXITE COMPANY

                                            By   /s/ Kerry A. Shiba
                                            Name:    Kerry A. Shiba
                                            Title:   Vice President and
                                                     Treasurer

                                            KAISER CENTER, INC.

                                            By   /s/ Kerry A. Shiba
                                            Name:    Kerry A. Shiba
                                            Title:   Vice President and
                                                     Treasurer

                                            KAISER CENTER PROPERTIES

                                            By   /s/ Kerry A. Shiba
                                            Name:    Kerry A. Shiba
                                            Title:   Vice President and
                                                     Treasurer

                                            KAE TRADING, INC.

                                            By   /s/ Kerry A. Shiba
                                            Name:    Kerry A. Shiba
                                            Title:   Vice President and
                                                     Treasurer

                                            KAISER EXPORT COMPANY

                                            By   /s/ Kerry A. Shiba
                                            Name:    Kerry A. Shiba
                                            Title:   Vice President and
                                                     Treasurer